UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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OREGON STEEL MILLS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing proxy statement, if other than Registrant)

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OREGON STEEL MILLS, INC.

Notice of Annual Meeting of
Stockholders
and Proxy Statement
2006

Thursday, April 27, 2006
8:00 a.m. Pacific Time

Broadway/Symphony Room
Heathman Hotel
1001 S.W. Broadway
Portland, Oregon  97205

Please vote promptly by

•	telephone,

•	the Internet or

•	marking, signing and returning your proxy or voting instruction card.

OREGON STEEL MILLS, INC.

Notice of Annual Meeting of Stockholders
on April 27, 2006

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. in the Broadway/Symphony Room of the Heathman Hotel, 1001 SW Broadway, Portland, Oregon, on April 27, 2006, at 8:00 a.m. Pacific Time.

The meeting is being held for the following purposes:

1.	To elect three Class C directors; and

2.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the meeting if you were a stockholder of record of Oregon Steel Mills, Inc. common stock at the close of business on March 1, 2006.

Whether or not you plan to attend the meeting, and regardless of the number of shares you own, please vote as soon as possible.  You may vote your proxy by telephone, via the Internet, or by marking, signing and dating the enclosed proxy card and returning it in the envelope provided.  You will find instructions on the proxy card.

By Order of the Board of Directors,

Jennifer R. Murray

Vice President Administration and Corporate Secretary

March 27, 2006

Oregon Steel Mills, Inc.
1000 S.W. Broadway
Suite 2200
Portland, Oregon 97205

OREGON STEEL MILLS, INC.
1000 S.W. Broadway, Suite 2200, Portland, Oregon 97205

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We have sent you this proxy statement because the Board of Directors (the “Board”) of Oregon Steel Mills, Inc. (“Oregon Steel” or the “Corporation”) is asking you to give your proxy (that is, the authority to vote your shares) to the proxy identified on your proxy card, so they may vote your shares on your behalf according to your instructions at our Annual Meeting of Stockholders.

We will hold the meeting on Thursday, April 27, 2006, at 8:00 a.m. in the Broadway/Symphony Room of the Heathman Hotel, 1001 SW Broadway, Portland, Oregon.  The proxy statement contains information about the matter being voted on and other information that may be helpful to you.  We began the mailing of the proxy statement, the proxy card and the 2005 annual report on or about March 27, 2006.

QUESTIONS AND ANSWERS

Q:	Who is entitled to vote at the Annual Meeting?

A:

You may vote if you were a holder of Oregon Steel Mills, Inc. common stock (“Common Stock”) at the close of business on March 1, 2006 (the “Record Date”).  Each share of Common Stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting of Stockholders.  There are no cumulative voting rights.  At the close of business on the Record Date, the Corporation had 35,714,557 shares of Common Stock, outstanding.

Q:	What may I vote on?

A:	There is one proposal to be voted on: the election of three nominees to serve as Class C Directors. We are not aware of any other matter to be presented for action at the Annual Meeting.

Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends a vote FOR each of the three nominees for director.

Q:	How do I vote?

A:

You may vote your shares by telephone or over the Internet by following the instructions on the enclosed proxy card.  You may also vote by signing and dating the enclosed proxy card and returning it in the prepaid envelope provided.  If you own your shares through a broker, bank or other intermediary, follow the instructions on the voting instruction card that will be sent to you by them.

Q:	How will my proxy be voted?

A:

The proxies identified on your proxy card will vote your shares at the meeting in accordance with your instructions.  The proxy permits the stockholders to direct the proxy holders to vote “FOR” ALL, withhold votes for all, or withhold votes for a particular nominee for director.  If no instructions are specified, the shares will be voted FOR each of the three nominees for director, and such votes will be counted toward determining a quorum.  Shares held of record by the Trustee of the Oregon Steel Mills, Inc. Thrift Plan (the “401(k) Plan”) will be voted by the Special Trustee in accordance with instructions received from 401(k) Plan participants holding shares rolled over from the terminated Employee Stock Ownership Plan (ESOP), or if no such instructions are received, the Special Trustee will vote or take other action as the Special Trustee deems appropriate.

Q:	May I change my vote?

A:	If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting, by:

	(i)	written notice of such revocation to the Secretary of the Corporation at the above address;

	(ii)	a later-dated proxy (including an Internet or telephone vote) received by the Corporation; or

	(iii)	attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

Q:	Can brokers vote on the election of directors?

A:

The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers.  The election of directors is considered a routine matter, and brokers may vote FOR Proposal 1 unless you direct otherwise.

Q:	How many votes are required?

A:

If a quorum is present at the Annual Meeting, for Proposal 1, the three nominees for election as directors who receive the greatest number of votes cast by the shares present in person or represented by proxy at the Annual Meeting will be elected directors.  Withheld votes are treated as votes cast against the nominee, but do not affect whether a nominee has received sufficient votes to be elected.

Q:	What constitutes a quorum?

A:

The holders of a majority of the shares of common stock outstanding, present in person or represented by proxy at the Annual Meeting, constitute a quorum.  There must be a quorum for the meeting to be held.  Abstentions and broker non-votes (shares held by a broker that does not receive authority to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Q:	Who counts the votes?

A:	ADP Investor Communication Services will tabulate the votes in a confidential manner and Jeff S. Stewart, the Corporation’s Treasurer, will act as inspector of election.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Corporation has a classified Board consisting of three Class A directors, Messrs. Kinnune, Parkinson, and Wilcox; two Class B directors, Messrs. Demorest and Reynolds; and three Class C directors, Messrs. Declusin, Neun, and Walker.  Class A and B directors serve until the Annual Meetings of Stockholders to be held in 2007 and 2008, respectively, and until their successors are elected and qualified.  At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at that annual meeting.

The nominees for election as Class C directors are James E. Declusin, Carl W. Neun, and Frank M. Walker.  They are each members of the present Board.  Each nominee is a director standing for reelection and each has consented to serve if elected. The Corporation does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Class C directors to be elected at the 2006 Annual Meeting will serve until the Annual Meeting of Stockholders in 2009 and until their successors are elected and qualified.

Unless authority to vote for a director is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the Class C nominees named below.  If authority to vote for the nominees is withheld, the withheld votes will not be cast for any other nominee.  If any nominee is unable or unwilling to serve as a director, proxies may be voted for such substitute nominee as may be designated by the Board.  The Board has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

As part of the 2004 settlement of the labor dispute between the Corporation and the United Steelworkers of America and during the term of the collective-bargaining agreements, the United Steelworkers of America has the right to designate an individual to serve on the Board and, subject to certain procedures, the Board will appoint such individual to the Board and the Board will recommend such individual for election by the stockholders to serve a regular term at the next Annual Meeting of Stockholders.  As of the date of this proxy statement, no individual has been appointed.

The following sets forth information with respect to the persons nominated for election as Class C directors and each other director, including their names and ages as of March 1, 2006, business experience during the past five years, and directorships in other publicly traded corporations.

Class C Nominees Standing For Election - Terms Expiring in 2009

James E. Declusin

Mr. Declusin,age 63, is President and Chief Executive Officer of the Corporation, serving since August 2003.  He has served as a director of the Corporation since 2000.  Mr. Declusin spent sixteen years with California Steel Industries, most recently serving as Senior Executive Vice President and Chief Operating Officer, retiring on October 31, 2000.

Carl W. Neun

Mr. Neun, age 62, is Chairman of the Corporation’s Board of Directors.  Mr. Neun was Senior Vice President and Chief Financial Officer for Tektronix, Inc., an electronics manufacturing company, from 1993 until his retirement in 2000.  He has served as a director of the Corporation since 2002 and was appointed Chairman in August 2005.  Mr. Neun also serves on the boards of RadiSys Corporation, Planar Systems, and Powerwave Technologies.

Frank M. Walker

Mr. Walker, age 60, is President, Chief Executive Officer and a Director of Feralloy Corporation, a steel processing and distribution corporation.  He has held these positions since 1993.  Mr. Walker has served as a director of the Corporation since 2002.  He also serves on the board of Delta Steel, Inc.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES.

DIRECTORS CONTINUING IN OFFICE

Class A Directors – Terms Expiring 2007

William P. Kinnune

Mr. Kinnune, age 66, is a former Executive Vice President of Willamette Industries, Inc., a diversified wood products company.  While at Willamette Industries, Inc., he held the position of Executive Vice President of the Corrugated, Bags, Specialty Products, Board and Paper Division from 1985 to 2002.  Mr. Kinnune has served as a director of the Corporation since 2004.  He is also a director on the board of AGE Industries, Inc.

David L. Parkinson

Mr. Parkinson, age 67, is Chairman and Chief Financial Officer of the Arizona Railroad Group, a short line railroad holding company.  He was Chairman and Chief Executive Officer of ParkSierra Rail Group from 1991 to 2002.  Mr. Parkinson has been a director of the Corporation since 2001.

Brett Wilcox

Mr. Wilcox, age 52, is the Chief Executive Officer of Summit Power Alternative Resources and is a member of the Summit Power Group, which manages projects to develop wind generation and other alternative power resources.  He is also a consultant for Golden Northwest Aluminum Holding Company.  Mr. Wilcox previously was Chief Executive Officer of Golden Northwest Aluminum Inc., and its subsidiaries.  On December 22, 2003, Golden Northwest Aluminum, Inc. and its subsidiaries, Goldendale Holding Company, Goldendale Aluminum Company and Northwest Aluminum Technologies, LLC filed petitions for relief under Chapter 11 in the United States District Court for the District of Oregon and on November 10, 2004, two other subsidiaries, Northwest Aluminum Company and Northwest Aluminum Specialties, Inc. filed petitions for relief under Chapter 11.  The companies emerged from bankruptcy under a confirmed plan of reorganization in March 2005.  Mr. Wilcox has been a director of Oregon Steel since 2004.

Class B Directors – Terms Expiring 2008

Harry L. Demorest

Mr. Demorest, age 64, is President and Chief Executive Officer and a director of Columbia Forest Products, Inc., Portland, Oregon, a position he has held since March 1996.  He has served as a director of the Corporation since 2001.

Stephen P. Reynolds

Mr. Reynolds, age 58, is Chairman, President and Chief Executive Officer of Puget Energy and Puget Sound Energy, Bellevue, Washington.  Prior to joining Puget Energy in January of 2002, Mr. Reynolds served as President and Chief Executive Officer of Reynolds Energy International, an energy advisory firm in Houston, Texas.  He has been a director of the Corporation since 1999.  Mr. Reynolds also serves on the Board of Directors of Intermech Corporation.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has standing Executive, Audit, and Nominating/Corporate Governance and Compensation Committees.

Executive Committee

The Executive Committee may exercise all the authority of the Board, subject to the actions of the full Board and except as otherwise provided by the Corporation’s restated certificate of incorporation, the Corporation’s bylaws or applicable law.  The members of the Executive Committee from January to August 31, 2005, were Messrs. Declusin, Demorest, and Swindells and from September 7, 2005, were Messrs. Declusin, Demorest, and Neun.  The Chairman of the Board is an ex officio member of each of the other Committees, and as such he is invited to attend all of their meetings but he does not vote.  From January to August 31, 2005, Mr. Swindells was Chairman and from September 7, 2005, Mr. Neun has been Chairman.

Audit Committee

The Audit Committee’s purpose is to assist Board oversight of: (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independence and qualification of the outside auditors, and (iv) the performance of the Corporation’s internal audit function and outside auditor.  During 2005, the members of the Audit Committee were Messrs. Demorest, Neun, Parkinson, and Wilcox.

Nominating/Corporate Governance and Compensation Committee

The functions of the Nominating Committee and Compensation Committee are combined into the Nominating/Corporate Governance and Compensation (“Nominating/Compensation”) Committee.  During 2005, the members of the Nominating/Compensation Committee were Messrs. Walker, Kinnune, and Reynolds. The Board has determined that each member of the Nominating/Compensation Committee is independent, as independence is defined in the New York Stock Exchange listing standards.  The Nominating/Compensation Committee charter, as amended from time to time, is available on the Corporation’s website at www.osm.com.

Nominating/Corporate Governance Functions

The purposes of this Committee in the areas of Nominating/Corporate Governance are to (i) identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; (ii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation; and (iii) oversee the evaluation of the Board and Corporation management.

The Nominating/Compensation Committee will, with direct input from the Chairman of the Board and the Chief Executive Officer of the Corporation, identify qualified individuals to become directors, and make recommendations to the full Board for approval.  It is expected that all directors will be alert to potential board candidates with appropriate skills and characteristics and communicate such information to the Committee. The Committee will consider stockholder suggestions as to nominees for directors, such suggestions should be addressed to the Secretary of the Corporation at its principal executive offices and contain the information required by Section 1.2 of the Corporation’s bylaws.  The information required includes the name, age, business address, and residence address of the proposed nominee, the principal occupation or employment of the proposed nominee, the number of shares of the Corporation held by the proposed nominee, any other information required by the SEC rules to be disclosed in a proxy statement and a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In addition, the proposing stockholder must provide such stockholder’s name and address, the number of shares of the Corporation held by the stockholder, a description of any arrangement between the proposed nominee and the stockholder, confirm that the stockholder will appear at the meeting to nominate the proposed nominee and any other information required by the SEC rules to be disclosed in a proxy statement.  The Corporation’s Corporate Governance Guidelines specify that the Board seeks directors from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation of integrity and are selected based upon contributions such nominees can make to the Board and management.  In addition, any nominee should have experience in positions with a high degree of responsibility, be a leader in the organization with which the nominee is affiliated, understand the Corporation’s business environment and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Corporation and its stockholders.  The nominee must be willing to devote sufficient time to carrying out the director’s duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.  The Committee may also develop and recommend to the Board additional criteria for selecting new directors, including background, skills, experience, age, diversity, time availability (including the number of other boards the person sits on), needs of the Board and current and further business directions of the Corporation.  Although the Committee has not adopted specific criteria, any proposed nominees must meet the qualifications set forth in the Corporate Governance Guidelines and additional criteria, when adopted. Assuming compliance with the procedures, there would be no differences in the evaluation of a proposed nominee if the proposed nominee is recommended by a stockholder.  The Corporation received no notice of a director candidate recommended by a stockholder or group within 120 days before the anniversary of the prior year’s release of the proxy statement.

In order to be considered for the 2007 Annual Meeting of Stockholders, such suggestions should be received by no later than November 28, 2006.

Compensation Functions

The purposes of the Committee in the areas of compensation are to have direct responsibility to (i) review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation based on this examination; (ii) make recommendations to the Board with respect to non-CEO executive officer compensation and incentive compensation and equity-based plans that are subject to Board approval (the Board may delegate such authority to the Committee); and (iii) produce an annual report on executive officer compensation as required by the SEC for inclusion in the Corporation’s proxy statement or Form 10-K.

BOARD AND COMMITTEE MEETINGS

During 2005, the Board held 7 meetings, the Audit Committee held 5 meetings, and the Nominating/Compensation Committee held 6 meetings.  Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees of which he is a member which were held during the period for which he was a director.

Executive Sessions

The Board meets in executive session without management at the conclusion of each regular Board meeting.  Mr. Neun as Chairman of the Board was selected to preside at the executive sessions of non-management directors.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

Anyone who has a concern about the Corporation’s conduct, accounting, internal accounting controls, or auditing matters may communicate that concern directly to the non-management directors, or to the Audit Committee.  Concerns may be submitted confidentially or anonymously.  Submissions may be e-mailed, submitted in writing, or reported by phone to a toll-free phone number -1-800-826-6762.  This contact information is published on the Corporation’s website, www.osm.com.  Submissions for non-management directors will be reviewed by the presiding director of the non-management directors, Mr. Neun and submissions for the Audit Committee will be reviewed by the chair of the Audit Committee, Mr. Demorest.

GOVERNANCE DOCUMENTS AND DIRECTORS’ POLICIES

The Corporation has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, Codes of Ethics for the Chief Executive Officer and Senior Financial Professionals, Audit Committee Charter and Nominating/Compensation Committee Charter.  Each of these documents is available on the Corporation’s website, www.osm.com, and the information is available in print to any stockholder who requests it. In addition to these guidelines, codes, and charters, and the Corporation’s bylaws and certificate of incorporation, the Board’s policy is that all directors should attend the Annual Meeting and in 2005, all directors attended the Annual Meeting.

OTHER RELATIONSHIPS

Oregon Feralloy Partners is a joint venture between Feralloy Corporation (“Feralloy”) and the Corporation that processes plate from hot roll coil product produced by the Corporation.  Feralloy is the operating partner and owns 40% and the Corporation owns 60% and leases certain real property in Portland, Oregon.  During 2005, Feralloy’s pro rata share of payments for plate processing transactions amounted to approximately $1.7 million.  Mr. Walker is the President and Chief Executive Officer of Feralloy.

INDEPENDENCE OF DIRECTORS

In February 2006, the Board affirmatively determined that each of the following directors is “independent” as required by the New York Stock Exchange listing standards: Harry L. Demorest, William P. Kinnune, Carl W. Neun, David L. Parkinson, Stephen P. Reynolds, Frank M. Walker, and Brett Wilcox.  As such, the Board is composed of a majority of independent directors.  In making that determination, the Board, relying in part on responses to questionnaires completed by each director, concluded that except for Messrs. Walker and Declusin, the other directors had no relationships with the Corporation (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with the Corporation) except as a director.  With respect to Mr. Walker, the Board determined that Mr. Walker was independent finding that Mr. Walker’s and Feralloy’s relationship with the Corporation was not material.  The bases of that determination were (i) the relationship did not fall within any of the disqualification provisions specified by the New York Stock Exchange listing standards; (ii) the relationship between the Corporation and Feralloy is not material in the Board’s opinion in that it represents less than 1% of the Corporation’s business and less than 1% of Feralloy’s business for each of the three years ended 2003, 2004, and 2005; and (iii) except for the Oregon Feralloy Partners’ relationship, there were no other material relationships between Mr. Walker and the Corporation, including commercial, industrial, banking, consulting, legal, accounting, charitable, and familial.

COMPENSATION OF DIRECTORS

During 2005, the Corporation paid non-employee directors an annual retainer and attendance fees and an additional retainer to committee chairs and the Lead Outside Director.  The annual fee is $25,000, payable after the annual stockholders’ meeting.  The attendance fees are $1,200 for each Board and committee meeting attended and reimbursement of expenses.  The Lead Outside director receives an additional annual retainer of $6,000.  The Committee chairs for the Audit Committee and Nominating/Compensation Committee each receive an additional annual retainer of $4,000.  Mr. Declusin, who is a full-time employee of the Corporation, does not receive additional fees for serving on the Board, for serving on any committee or for attending any Board or committee meetings.

Under the 2005 Long-Term Incentive Plan approved by Stockholders on April 28, 2005, the Non-Employee Directors’ Equity Compensation Plan (the “Directors’ Plan”) provides for each of the non-employee directors to receive an annual grant of restricted stock equal to $25,000 on the date of the annual meeting, vesting in equal increments over three years, and initial grants for new directors equal to $30,000 on the date of appointment, vesting in equal increments over three years.  Pursuant to the Directors’ Plan, on April 28, 2005, each of the non-employee directors received a grant of 1,622 restricted shares, worth $15.41 per share or $25,000 on the grant date, which vest over three years.

Upon Stockholder approval of the 2005 Long-Term Incentive Plan, further grants under the 2002 Non-Employee Directors’ Stock Option Plan were discontinued; however, existing stock option grants continue to vest.  No stock options were granted to directors in 2005.

The Board terminated the Oregon Steel Mills, Inc. Directors’ Retirement Plan (the “Retirement Plan”) as of December 31, 2001.  In terminating the Retirement Plan, the Board approved terms of payment for the vested benefits of Mr. William Swindells, an outside director since 1994.  Based on that arrangement, during 2005 Mr. Swindells received the fifth of six annual payments of $22,752.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of March 1, 2006, by each person known to the Corporation to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.  The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

Name	Number of Shares		Percentage of Class

FMR Corp. (1)	5,337,015	(1)	14.94%
82 Devonshire Street, Boston, MA 02109
Jeffrey L. Gendell, et al. (2)	3,093,400	(2)	8.66%
55 Railroad Avenue, 3rd Floor, Greenwich, CT 06830

(1)

Based upon information obtained from Schedule 13G, dated February 10, 2006, filed by FMR Corp. with the Securities and Exchange Commission, Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 5,121,915 shares.  Edward C Johnson, III and FMR Corp., through its control of Fidelity Management and Research Company, each has sole power to dispose of 5,121,915 shares owned by the funds.  Edward C. Johnson III and FMR Corp. through its control of Fidelity Management Trust Company each has sole dispositive power over and power to vote 198,100 shares.  Fidelity International Limited is the beneficial owner of 17,000 shares.

(2)

Based upon information obtained from Schedule 13G/Amendment No. 3, dated February 14, 2006, filed by Jeffrey L. Gendell, et al. with the Securities and Exchange Commission: Tontine Management, L.L.C. and Tontine Partners, L.P. have shared power to vote and dispose of 1,162,800 shares; Tontine Capital Partners, L.P. and Tontine Capital Management, L.L.C. have shared power to vote and dispose of 1,268,300 shares; Tontine Overseas Associates, L.L.C. has shared power to vote and dispose of 662,300 shares; and Jeffrey Gendell has shared power to vote and dispose of 3,093,400 shares.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of March 1, 2006, by (i) each director and named executive officer and (ii) all current directors and executive officers as a group.  The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.  As of March 1, 2006, none of the directors or named executive officers, nor the directors and officers as a group, owned more than 1% of the Common Stock outstanding.

	Shares owned directly	Beneficially owned (1)	Total Shares

Directors:
Harry L. Demorest	—	6,541	6,541
William P. Kinnune	5,000	2,875	7,875
Carl W. Neun	2,000	6,541	7,541
David L. Parkinson	13,166	3,375	16,541
Stephen P. Reynolds	100	6,541	6,641
Frank M. Walker	2,000	5,291	7,291
Brett Wilcox	—	2,875	2,875
Named Executive Officers:
James E. Declusin (2)	—	23,333	23,333
L. Ray Adams	8,600	11,667	20,267
Jennifer R. Murray	—	5,000	5,000
Jeff S. Stewart	—	5,000	5,000
Robert A. Simon	100	9,333	9,433
All Directors and Officers as a group (16 persons)	30,966	110,039	141,005

(1) Beneficially owned that may be acquired within 60 days of March 1, 2006, pursuant to stock options and restricted shares that vest.
(2) Mr. Declusin is also member of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Corporation’s review of Forms 3, 4, and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), all such forms were filed on a timely basis.

STOCK PRICE PERFORMANCE

The chart below compares the five-year cumulative total stockholder return of the Corporation’s Common Stock, based on the market price of Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Russell 2000 Index, and the Standard & Poor’s Steel Index.

FIVE-YEAR CULULATIVE TOTAL RETURN
OREGON STEEL MILLS, INC. COMPARED WITH
THE RUSSELL 2000 INDEX AND THE S&P STEEL INDEX

	2000	2001	2002	2003	2004	2005

Oregon Steel Mills, Inc.	$100	$366	$278	$447	$1,810	$2,669
Russell 2000 Index	100	3	- 18	20	42	49
S&P Steel Index	100	11	- 16	33	114	165

This comparison assumes $100 was invested on December 31, 2000, in: Oregon Steel Mills, Inc. common stock; the Russell 2000 Index; and the S&P Steel Index.  The graph then depicts, in each case, the stock price growth and dividends paid (assuming dividends were reinvested) over five years.

The Oregon Steel Mills, Inc. Board of Directors recognizes that many factors influence the market price of stock, one of which is company performance.  The returns shown on the graph do not necessarily predict future performance.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or accrued by the Corporation and its subsidiaries for the Chief Executive Officer and each of the four most highly paid named executive officers of the Corporation and its subsidiaries as of December 31, 2005.

		Annual Compensation(1)						Long-Term Compensation (6)				All Other Compensation

Name and Principal Position	Year	Salary		Bonus (2)		All Other Annual Compensation (5)		Shares Underlying Stock Options(#)		Restricted Shares (3)		Thrift Plan Contribution (4)

James E. Declusin President and Chief Executive Officer	2005 2004 2003	$ $ $	557,500 500,000 187,000	$ $ $	706,796 700,000 —	$ $ $	67,627 143,014 174,600	— 70,000 —	(6)	$ $	— 310,000 57,000	$ $ $	6,300 6,150 1,250
L. Ray Adams Vice President Finance, Chief Financial Officer	2005 2004 2003	$ $ $	280,000 280,000 280,000	$ $	252,427 280,000 —		— — —	— 35,000 —	(6)		— — —	$ $ $	6,300 6,150 3,000
Robert A. Simon Vice President and General Manager, RMSM Division	2005 2004 2003	$ $ $	241,084 220,000 220,000	$ $	168,720 176,000 —		— — —	— 28,000 —	(6)		— — —	$ $ $	6,300 1,375 —
Jennifer R. Murray Vice President Administration and Corporate Secretary	2005 2004 2003	$ $ $	180,813 155,833 145,000	$ $	130,901 124,650 —		— — —	— 15,000 —	(6)		— — —	$ $ $	6,300 4,675 2,175
Jeff S. Stewart Treasurer	2005 2004 2003	$ $ $	150,000 150,000 150,000	$ $	107,092 124,650 —		— — —	— 15,000 —	(6)		— — —	$ $ $	6,300 4,675 2,175

(1) Pension benefits accrued in 2003-2005 are not included in this Summary Compensation Table.

(2) Year 2005 amounts are bonuses earned under the 2005 Annual Incentive Plan.  Year 2004 amounts include amounts earned under the 2004 Annual Incentive Plan plus one-time additional bonus for extraordinary performance approved by the Board, and paid in 2005.  No bonuses were earned under the 2003 Annual Incentive Plan.

(3) 40,000 restricted shares granted August 1, 2003, as an inducement to accept the position of President and Chief Executive Officer.  The 2003 amount reported is the value at the closing market price of $2.85 on August 1, 2003, of the 20,000 shares that vested immediately upon grant.  The remaining 20,000 shares vested August 1, 2004, and are valued at the closing market price of $15.50.

(4) Matching contributions made by the Corporation on behalf of the named executive to the Corporation’s Thrift Plan.

(5) Other 2005 compensation for Mr. Declusin was $24,000 automobile allowance, $43,627 for memberships, dues and assessments.  Other 2004 compensation reported for Mr. Declusin was $24,000 automobile allowance, 69,627 for memberships, dues and assessments, and $49,029 for relocation expenses.  Other 2003 compensation reported for Mr. Declusin was $125,000 for relocation expenses, $7,000 automobile allowance, $30,600 directors’ fees for service as an outside director and $12,000 consulting fees for sales and marketing consulting before his August 1, 2003, appointment as President and CEO.

(6) Long-Term Compensation:  No stock options were granted to Executive Officers or any other employees during 2005.  Target Share Award Grants under the 2005 Long-Term Incentive Plan (“2005 LTIP”) and 2005 Long-Term Incentive Program for Executive Officers and Key Employees for the 2005-2007 Performance Period are reported in the “Long-Term Incentive Awards in 2005” section.  Target Share Award Grants are not reported in this table because no award was earned or vested during 2005.  Any such awards earned will be determined at the end of the 2005-2007 Performance Period and paid out in 2008.

LONG-TERM INCENTIVE PLAN AWARDS IN 2005

The following table presents information regarding performance share grants made to the named Executive Officers under the 2005 Long-Term Incentive Plan and 2005 Long-Term Incentive Program for Executive Officers and Key Employees in 2005:

			Estimated Future Share Payouts

Name	Number Of Shares (1)	Period Until Payout	Below Threshold	Threshold	Target	Superior (Maximum)

James E. Declusin	31,652	3 years	—	7,913	31,652	63,304
L. Ray Adams	15,781	3 years	—	3,945	15,781	31,562
Robert A. Simon	6,049	3 years	—	1,512	6,049	12,098
Jennifer R. Murray	3,945	3 years	—	986	3,945	7,890
Jeff S. Stewart	3,945	3 years	—	986	3,945	7,890

(1) Awards are contingent grants of common stock.  The number of shares delivered at the end of the 3-year performance period 2005-2007 will range from zero to 200% of the contingent grant.  The actual payout depends on the Corporation’s total shareholder return compared to the returns of 7 other steel industry peer companies, and the Corporation’s EBITDA per ton shipped versus threshold, target and superior (maximum) goal levels determined by the Board of Directors at the beginning of the 3-year performance period.  Earned awards are paid 40% in Common Stock and 60% in cash determined by the last selling price of the Corporation’s Common Stock on December 31, 2007.

AGGREGATED OPTION EXERCISES IN 2005 AND DECEMBER 31, 2005 OPTION VALUES

The following table presents information concerning each exercise of stock options during 2005 by each of the named executive officers and the December 31, 2005 value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End Exercisable/ Exercisable / Unexercisable			Value of Unexercised In-the-Money Options at FY-End ($) (1) Exercisable/ Exercisable / Unexercisable

James E. Declusin	28,333	$564,813	—	/	47,167	—	/	$1,011,285
L. Ray Adams	75,067	$1,537,774	—	/	23,333	—	/	$498,860
Robert A. Simon	35,333	$508,411	—	/	18,667	—	/	$399,100
Jennifer R. Murray	27,100	$594,966	—	/	10,000	—	/	$213,800
Jeff S. Stewart	30,500	$635,519	—	/	10,000	—	/	$213,800

(1) Calculated by: (a) determining the difference between (1) $29.42 per share, the price last sold of the Corporation’s Common Stock on December 31, 2005, and (2) the exercise price of the options; and (b) multiplying such difference by the total number of shares under the option.

DEFINED BENEFIT RETIREMENT PLANS

The Corporation’s pension plans are defined benefit plans qualified under section 401(a) of the Internal Revenue Code (the “Code”).  Executive officers and most other domestic employees of the Corporation are eligible to participate in the Oregon Steel Mills, Inc. Pension Plan (the “Plan”) or similar plans.  Normal retirement is at age 65.

The amount of an employee’s pension benefit and the resulting monthly payments an employee receives upon retirement are based upon the level of the employee’s prior annual compensation, the employee’s number of years of benefit service, and other factors.  The employee’s annual pension benefit is equal to the sum of:

(i) for each full or partial year of benefit service prior to January 1, 1994, 1% of the first $22,800 of Past Service Compensation, plus 1.6% of Past Service Compensation in excess of $22,800. (“Past Service Compensation” is the employee’s average compensation for the years 1991, 1992, and 1993); plus

(ii) for each full or partial year of benefit service beginning on or after January 1, 1994, 1.2% of the employee’s compensation during such year up to the employee’s “Covered Compensation” amount for the year, plus 1.7% of the employee’s compensation in excess of such “Covered Compensation” amount.  (“Covered Compensation” for each year is determined by the employee’s age and is taken from a Social Security Covered Compensation Table published annually in accordance with IRS regulations.  For any given age, the “Covered Compensation” amount in the Table represents the average of the Social Security taxable wage bases over the 35-year period ending in the year someone that age will reach Social Security normal retirement age.)

In addition to the Plan, the Corporation initiated effective May 1, 1994, a Supplemental Retirement Plan (the “SERP”) to supplement the Plan and make up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code on benefits and contributions under those plans.  The SERP results in highly compensated employees receiving retirement benefits calculated on the same basis as other employees. Employees become eligible for benefits under the SERP whenever: (a) the employee has service after the effective date; (b) the employee becomes eligible for benefits under the Plan; and (c) the employee’s benefit is limited by section 401(a)(17) of the Code or by the dollar amount under section 415 of the Code, or both.  The benefit paid under the SERP is the difference between the Plan benefit calculated as described above and the amount that would have been paid under the Plan in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code. Such benefit payments are made at the time that the benefits under the Plan are paid, or earlier upon an adverse IRS ruling. The Compensation Committee of the Board of Directors may amend or terminate the SERP at any time so long as rights already accrued at the time of such amendment or termination are preserved.

The following Pension Plan Table shows the estimated annual benefits payable upon retirement at age 65 (including benefits under the SERP) in the specified compensation and years of service classifications.

PENSION PLAN TABLE
(Qualified Defined Benefit Plan Plus SERP) (2)
Annual Benefits for Years of Service

Remuneration(1)	15 Years	20 Years	25 Years	30 Years	35 Years

$200,000	46,500	62,000	77,500	93,000	108,500
400,000	97,500	130,000	162,500	195,000	227,500
600,000	148,500	198,000	247,500	297,000	346,500
800,000	199,500	266,000	332,500	399,000	465,500
1,000,000	250,500	334,000	417,500	501,000	584,500
1,200,000	301,500	402,000	502,500	603,000	703,500
1,400,000	352,500	470,000	587,500	705,000	822,500
1,600,000	403,500	538,000	672,500	807,000	941,500

(1) Represents at least 125% of the maximum compensation for the year ended December 31, 2005.

(2) Estimates assume all service is after January 1, 1994, and Social Security Covered Compensation as defined above is $60,000 for all years.

The portion of an employee’s benefit attributable to years of benefit service in excess of 35 years is limited to 1.0% of his or her Past Service Compensation for purposes of (i), above; and to 1.2% of his or her annual compensation for purposes of (ii), above.  Notwithstanding the foregoing, an employee’s compensation taken into account for any Plan year after 1993 does not exceed $150,000 (or such other amount as may be prescribed for the relevant Plan year by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code).  As previously described, the SERP will pay benefits on the additional compensation above that amount.  The Plan benefits are not subject to deduction for Social Security or other offset amounts.  For each named executive officer listed on the Summary Compensation Table, pension benefits are reported in the following table.

	Credited Years of Service as of 12-31-05	Assumed Retirement Age	Lifetime Annual Payments under the Pension Plan and SERP (1)

James E. Declusin	2.4	65	$70,894
L. Ray Adams	17.5	65	$156,208
Robert A. Simon	13.7	65	$167,344
Jennifer R. Murray	8.9	65	$93,368
Jeff S. Stewart	12.7	65	$100,171

(1) Upon their retirement, assuming no increase in current rates of annual compensation, and based upon years of service shown above.  The applicable compensation each year is the sum of the “Salary” and “Annual Incentive Plan” compensation shown on the Summary Compensation Table, limited as described above.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENT

Mr. Declusin entered into an employment agreement with the Corporation dated August 1, 2003, to serve as President and Chief Executive Officer.  The renewed agreement will expire on December 31, 2006, unless it is automatically renewed for one-year terms by either party giving notice to the other of his or its intent not to renew, not less than six months prior to the end of the renewal term.  The compensation provisions of the employment agreement are described in the accompanying report of the Compensation Committee of the Board of Directors.  On February 16, 2006, based in part on the Corporation’s 2005 financial results and a review of the total compensation of CEO’s and other Executive Officers of comparable companies prepared by an independent professional compensation consultant, the Board of Directors increased the annual base salary component of its employment agreement with Mr. Declusin to $620,000.  The other provisions covered in the employment agreement (which remained unchanged) are vacation, benefit plans, expenses, fringe benefits, and termination.  As part of the agreement, Mr. Declusin has agreed not to compete with the Corporation for a one-year period following any voluntary termination without “good reason” (as defined in the agreement).  Except as described below, no other named executive has a written agreement related to employment with the Corporation.

SEVERANCE AGREEMENT

Mr. Joe E. Corvin, former President, CEO and director of the Corporation entered into a separation agreement and general release with the Corporation effective July 31, 2003, and resigned as an officer and director of the Corporation and each of its subsidiaries.  Under the agreement, Mr. Corvin is on paid administrative leave through the earlier of April 6, 2006, or until he becomes employed on a full-time basis with another employer.  During the period, the Corporation will pay Mr. Corvin $550,000 annually, provide outplacement services, and allow Mr. Corvin to participate in certain of the Corporation’s health and welfare benefit programs; however, Mr. Corvin will not be eligible to participate in any bonus, vacation, stock options, and other similar programs.  Mr. Corvin also agreed not to compete with the Corporation.

CHANGE IN CONTROL AGREEMENTS

The Corporation has change-in-control agreements (“Agreements”) with Messrs. Declusin, Adams, Simon, Stewart, Ms. Murray, and certain other key employees (“Employees”).  Change in Control is defined to include, among other things, the transfer of 25% or more of the Corporation’s voting securities to any person or entity or the election of a majority of directors who were not nominated by the then current Board.  The Agreements provide, among other things, for severance compensation in the event that an Employee’s employment is terminated by the employer without cause or by the Employee with good reason, all as defined in the Agreements, during the three-year period following a Change in Control.  Severance compensation is to be calculated as the sum of (i) three times the combined total of the Employee’s annual base salary plus depending on years of service, either the average of the last three year’s bonuses under the Annual Incentive Plan or Target Bonus under the Annual Incentive Plan as of the date of termination or immediately prior to the Change in Control, whichever is greater; (ii) an amount equal to the lump sum present actuarial value of the excess, if any, of the normal retirement allowance to which the Employee would have been entitled under the Pension Plan and SERP, assuming that the Employee continued as an active vested participant under such plan, without change in his or her rate of annual pay, until the earlier of his or her 65th birthday or the tenth anniversary of the date of the Change in Control, over the normal retirement allowance to which the Employee is actually entitled under the Pension Plan as of the date of termination; and (iii) group health benefits substantially similar to what the Employee was receiving immediately prior to the date of termination. In addition, the Corporation will pay an additional amount to the Employee to compensate for excise taxes the Employee is required to pay on “excess parachute payments.”

INDEMNIFICATION AGREEMENTS

The Corporation has entered into Indemnification Agreements with each director and certain executive officers (an “Indemnified Person”).  Each agreement provides that the Corporation indemnifies the Indemnified Person to the fullest extent permitted by applicable law or the Corporation’s Restated Certificate of Incorporation, including if and when the Indemnified Person is or was a party or is threatened to be made a party to any action, suit, arbitration, investigation, administrative hearing, or any other proceeding (a “Proceeding”) because of the Indemnified Person’s status or former status as a director, officer, or other agent of the Corporation or because of anything done or not done by the Indemnified Person in such capacity, against all expenses and liabilities actually and reasonably incurred by the Indemnified Person or on the Indemnified Person’s behalf in connection with the investigation, defense, settlement, or appeal of such Proceeding. The Corporation will advance to the Indemnified Person all reasonable defense expenses incurred in defense of any Proceeding.  Further, each agreement provides that upon the acquisition of 30% or more of the outstanding shares of Common Stock, other than by the Corporation, without approval by a majority of the Corporation’s Board prior to such acquisition, the Corporation will obtain and maintain over the term of the agreement an irrevocable standby letter of credit on terms satisfactory to the Indemnified Person in an appropriate amount (but not less than $500,000) naming the Indemnified Person as the beneficiary in order to secure the Corporation’s obligation under the agreement. Finally, each agreement provides that the Corporation will purchase and maintain director and officer insurance with coverage at least comparable to its then current insurance for the Indemnified Person for the term of the agreement. The Corporation may elect to not purchase the required insurance if the insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Corporation, either the premium cost for such insurance is disproportionate to the amount of coverage or the coverage provided by such insurance is so limited that there is insufficient benefit from such insurance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the Compensation Committee members were:  Mr. Walker, Chairman, and Messrs. Reynolds and Kinnune as members.  The current chairman of the board (either Messrs. Swindells or Neun) was an ex efficio member, invited to meetings but not eligible to vote.  None of the members of the Compensation Committee is or has been an officer or employee of the Corporation or any of its subsidiaries.  In addition, except for Mr. Walker, none of the members of the Compensation Committee had any relationship with the Corporation or any other entity that requires disclosure under the proxy rules and regulations promulgated by the SEC.  Mr. Walker is President and Chief Executive Officer of Feralloy Corporation (“Feralloy”).  Oregon Feralloy Partners is a joint venture between Feralloy and the Corporation that processes plate from hot roll coil product produced by the Corporation.  Feralloy is the operating partner and owns 40% and the Corporation owns 60% and leases certain real property in Portland, Oregon.  During 2005, Feralloy’s pro rata share of payments for plate processing transactions amounted to approximately $1.7 million.  The Board determined that Mr. Walker was independent finding that Mr. Walker’s and Feralloy’s relationship with the Corporation was not material.  For more information see the section titled “Independence of Directors.”

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

During 2005, subject to approval of the Board, the Compensation Committee (the “Committee”) of the Board established the compensation plans and specific compensation levels for executive officers.  The Committee was composed of independent, non-employee directors.  The Committee’s charter which outlines its purposes, duties and responsibilities can be found on the Corporation’s website at www.osm.com.  During 2005, the Committee directly engaged an independent executive compensation consultant for advice regarding trends and various issues associated with the Corporation’s executive compensation programs and practices, utilizing comparative data from companies in a peer group of steel manufacturers that are most similar in scope and size to the Corporation.

EXECUTIVE COMPENSATION PHILOSOPHY

The Corporation’s executive compensation policies encompass a combination of base salary, and annual and long-term incentive programs.  The total executive compensation package is designed to:

•	Attract and retain outstanding executives by providing compensation opportunities consistent with those offered by the durable goods and steel manufacturing industry for similar positions;

•	Place a significant portion of each executive’s total pay at risk to motivate executives to achieve the Corporation’s and individual performance goals;

•	Be aligned with annual operating goals that create stockholder value; and

•	Tie the long-term incentive compensation component of the CEO and executive compensation to the Corporation’s performance and increased value to stockholders.

Base Salary

The Committee sets base salary levels for all executive officers, on a subjective, individual basis, at levels that are competitive with similar positions at other comparable companies, and that reflect the responsibilities and performance of the individuals, and additional factors such as expertise and level of contribution relative to others in the organization.

Annual Incentive

Executive officers participate in the Annual Incentive Plan (“AIP”) and are excluded from the employee profit participation plans.  The AIP is designed to reward participants with an annual bonus if the results of certain predetermined financial and other operational measurements meet or exceed the benchmarks set by the Board of Directors.  For 2005, AIP was based on the Corporation’s Net Income, the Divisions’ and manufacturing facilities’ Operating Income and other operational measures.

In 2005, the Committee recommended and the Board approved the 2005 Annual Incentive Plan (“2005 AIP”) and the award opportunities.  The terms of the 2005 AIP provided for annual cash incentive award opportunities based upon Corporation performance measures, with threshold, target, stretch, and extraordinary levels.  The amount of incentive was calculated by multiplying base salary by the product of the approved incentive percentage and the multiplier.  The goals for 2005 were a combination of (i) operational goals (weighted 10%) and (ii) financial goals (weighted 90%).  Achievement of the performance measurements, at the threshold level, would have resulted in a multiplier of .5; target level – 1 times; stretch 1.5 times; and extraordinary 2 times.  The Committee had full discretion to determine the extent to which goals were achieved, the payment level and whether any final payment would be made.  The approved target incentive awards, expressed as a percentage of base salary, of the named executive officers for 2005 were: James E. Declusin (70%), L. Ray Adams (50%), Jennifer R. Murray (40%), Robert A. Simon (40%), and Jeff S. Stewart (40%).

Long-Term Incentive

On March 1, 2005, the Board adopted, upon the recommendation of the Committee, the Oregon Steel Mills, Inc. 2005 Long-Term Incentive Plan (“2005 LTIP”), subject to stockholder approval.  In April 2005, the stockholders approved the 2005 LTIP.  The 2005 LTIP authorizes the grant of several types of stock-based awards, including performance awards, incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, and other stock unit awards.

On March 1, 2005, pursuant to the 2005 LTIP, the Board also approved, upon the recommendation of the Committee, the 2005 Long-Term Incentive Program for Executive Officers and Key Employees (“2005 LT Program”), and the grant of performance-based equity awards (“Performance Shares”) under the 2005 LT Program to executive officers as a component of their total 2005 compensation package.  Each award is expressed as a target number of Performance Shares of the Corporation’s common stock determined by dividing the target long-term incentive value by $19.01, the 20 trading day average closing share price as of January 1, 2005, the beginning of the three-year performance period 2005-2007 (the “Performance Period”).  The number of Performance Shares, if any, actually earned by the grantee under an award are based upon the performance of the Corporation over the Performance Period.  Depending upon the Corporation’s performance with reference to the performance categories described below, a grantee ultimately may earn from zero to two times the target number of Performance Shares granted.

The performance categories used to determine how many Performance Shares ultimately will be earned are (1) the Corporation’s total shareholder return (“TSR”), defined as stock price appreciation including reinvestment of dividends, during the Performance Period relative to the TSR during that same period of the selected industry peer group, and (2) the three-year average EBITDA per ton of steel shipped.  One half of the total target number of Performance Shares awarded may be earned based on the relative TSR performance and the other half may be earned based on the EBITDA per ton of steel shipped performance.  For each performance category, performance levels have been set by the Board that will earn threshold (.25 times), target (1 times) and superior (2 times) payouts.  If the threshold performance level is not achieved in a category as of the end of the award’s Performance Period, then none of the Performance Shares tied to that category would be earned.  If at least the threshold is achieved in a category, then Performance Shares will be earned in an amount equal to the number of the award’s target shares tied to that category, multiplied by a percentage determined by a straight-line interpolation between the level of the Corporation’s performance in that category and the above-stated payout percentages.  Earned awards will be paid 60% in cash and 40% in Corporation stock.

The Long-Term Incentive Plan Awards Table lists the grants made in 2005 to the named executive officers for the three-year performance period 2005-2007.

Supplemental Retirement Plan

The Corporation also has a SERP (as discussed previously under the heading “Defined Benefit Retirement Plans”) whereby the SERP supplements pension benefits, making up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code.

CHIEF EXECUTIVE OFFICER (“CEO”) COMPENSATION

In 2005, the Committee was responsible to review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation.

In connection with Mr. Declusin’s appointment to President and CEO on August 1, 2003, the Committee recommended and the Board approved an employment agreement, which expires on December 31, 2006, subject to renewal for one-year terms.  Under the agreement, Mr. Declusin’s base salary was $500,000.  On February 2, 2005, the Committee recommended and the Board approved an increase in base salary to $560,000, based on their assessment of his performance, and a determination that his base salary was below the median for CEO’s in comparable companies.  Mr. Declusin was eligible to participate in the Annual Incentive Plan (“AIP”) at a target bonus of 70% of base salary for 2005.  The Board established 2005 incentive goals for Mr. Declusin in terms of financial and operational goals.  For 2005, Mr. Declusin received an award under the AIP plan in the amount of $706,796 representing 1.8 times the target award, based on actual 2005 financial and operational results versus the goals set by the Board.  Mr. Declusin was also eligible to participate in the 2005 Long-Term Incentive Plan (“LTIP”).  Under the LTIP and the 2005 Long-Term Incentive Program for Executive Officers and Key Employees, Mr. Declusin was granted a target performance share award of 31,562 shares of Common Stock, contingent upon performance criteria established by the Board for the three-year Performance Period 2005-2007, consistent with the terms described in “Long-Term Incentive.”  The target performance share award was based on a target award value of $600,000, divided by $19.01, the 20 trading day average closing share price as of January 1, 2005, the beginning of the Performance Period.  In recommending the target performance share award, the Committee reviewed an independent executive compensation consultant’s report of total compensation and long-term compensation of CEO’s of comparable companies.

ADDITIONAL INFORMATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and four other most highly compensated executive officers, unless the compensation satisfies the applicable requirements for a performance-based compensation exception, one of which is that stockholders approve the material terms of the compensation.  The Corporation’s policy is to structure executive officer compensation to achieve deductibility under section 162(m) while preserving flexibility in compensation program design to achieve corporate objectives.  As such, in 2004 the Corporation did have “excessive employee remuneration” as defined in section 162(m) of the Tax Code.

COMPENSATION COMMITTEE DURING 2005
Frank M. Walker, Chairman
Stephen P. Reynolds
William J. Kinnune

March 27, 2006

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has a separately designated audit committee established in accordance with section 3(a)(58) of the Exchange Act.  The Audit Committee members in 2005 were Mr. Demorest, Chair, Messrs. Neun, Parkinson, and Wilcox as members and the chairman of the board as ex officio member.  As determined by the Board, each Audit Committee member is “independent” as defined by the New York Stock Exchange listing standards.  The Board also determined that Mr. Demorest is an “audit committee financial expert” and he is independent.  Furthermore, the Board determined that Mr. Neun’s simultaneous service on the audit committees of more than two other public companies would not impair his ability to effectively serve on the Corporation’s Audit Committee.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the New York Stock Exchange listing standards.

The Audit Committee oversees the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Corporation has adopted a written charter of the Audit Committee, a copy of which can be found at the Corporation’s website: www.osm.com.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management.  The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with maintaining the auditor’s independence, and determined that it is.

The function of the Audit Committee members is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules.  The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In addition to performing the audit of the Corporation’s consolidated financial statements, PricewaterhouseCoopers LLP and/or KPMG LLP provided various other services during the last two years. The aggregate fees billed for the last two years for each of the following categories of services are set forth below:

	2005	2004

Audit (1)	$991,000	$1,010,000
Audit Related (2)	45,000	39,000
Tax (3)	17,000	30,000
All Other	—	—
Total Fees	$1,053,000	$1,079,000

(1) Audit fees include annual audit of the Corporation’s consolidated financial statements, review of interim financial statements in the Corporation’s Reports on Form 10-Q and fees related to the Corporation’s Report on Internal Control over Financial Reporting, required by Sarbanes-Oxley section 404.

(2) Audit related fees include audits of the Corporation’s employee benefit plans, review of registration statements and issuance of comfort letters.

(3) Tax-related services include review and assistance with tax returns for various legal entities of the Corporation, and tax advice and planning for income and other taxes.

The Audit Committee’s preapproval policies and procedures require preapproval of all non-prohibited audit and non-audit services provided by the independent auditors to the Corporation and require specific written preapproval relating to any type of non-prohibited services where fees in the aggregate are expected to exceed $10,000 (“Material Services”).  The Audit Committee may delegate the authority to grant preapproval of Material Services to a designated member of the Audit Committee and Mr. Demorest as chairman was named the designated member.  The Corporation has determined that certain non-audit services are prohibited.  At each regularly scheduled Audit Committee meeting, the Audit Committee reviews a report summarizing the services provided by the independent auditors and a list of services to be preapproved since its last regularly scheduled meeting.  All of the “audit services,” “audit-related services,” “tax services,” and “all other services” provided by KPMG during the 2005 fiscal year were preapproved by the Audit Committee in accordance with the Committee’s preapproval policies.

In reliance on the reviews and discussions referred to above, and exercising its business judgment, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

No portion of this Audit Committee Report is deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Corporation specifically incorporates this report or a portion of it by reference.  In addition, this report is not deemed to be filed under either the Securities Act or the Exchange Act.

AUDIT COMMITTEE DURING 2005

Harry L. Demorest, Chairman
Carl W. Neun
David L. Parkinson
Brett Wilcox

March 27, 2006

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of KPMG LLP (“KPMG”) to serve as the Corporation’s independent auditors for 2005 and 2006, subject to review and formal engagement for the 2006 audit.

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting.  However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

Solicitation of Proxies

Oregon Steel will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the proxy statement, proxy cards and Annual Reports.  Solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners.  In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, or employees of the Corporation or its affiliates by telephone, facsimile, e-mail or other means of communication.  Directors, officers, and employees will receive no additional compensation for such solicitation.  The Corporation will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Available Information

The Corporation’s Annual Report and Form 10-K were mailed to stockholders with this proxy statement, and the Form 10-K has been filed with the Securities and Exchange Commission (“SEC”).

The Corporation’s website address is www.osm.com.

Delivery of Proxy Statements

As permitted by the Exchange Act, only one copy of the proxy statement and annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Corporation of their desire to receive multiple copies of the proxy statement.

The Corporation will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed.  If you wish to request a separate copy of the proxy statement and annual report, you may call us at 503-240-5776 or write to us at Oregon Steel Stockholder Services, 1000 S.W. Broadway, Suite 2200, Portland, Oregon 97205.  Stockholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may request delivery of a single copy by calling us at the above number or writing us at the above address.

Stockholder Proposals for the 2007 Annual Meeting

Stockholder proposals submitted for inclusion in the 2007 proxy materials and consideration at the 2007 Annual Meeting of Stockholders must be received by the Corporation no later than November 28, 2006, and no earlier than October 29, 2006.  Any such proposal should comply with the rules promulgated by the SEC governing stockholder proposals submitted for inclusion in proxy materials.

In order to be considered at the 2007 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Corporation’s bylaws and must be received by the Corporation no later than November 28, 2006, and no earlier than October 29, 2006.

Jennifer R. Murray

Vice President Administration and Corporate Secretary

Portland, Oregon
March 27, 2006

OREGON STEEL MILLS, INC.
2006 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for the 2006 Oregon Steel Mills, Inc. Annual Meeting of Stockholders:

1.

Except those employed by the Corporation to provide a record of the proceedings, the use of cameras, sound recording equipment, microphones, megaphones, and other noisemaking devices is prohibited.  Briefcases, purses, and parcels may be examined or searched before you are admitted to the meeting.  No signs, placards, banners, leaflets, or similar materials may be brought into the meeting.

2.

The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 27, 2006.  Whether or not you plan to attend the meeting, please sign, date, and return the proxy form in the envelope provided.  If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

3.

Please register your attendance at the meeting on the sign-up sheet at the registration table.  If you wish to comment on a proposal which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

4.

Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation.  After you have registered and at the appropriate time, please go to the microphone, state your name, and confirm that you are a stockholder before asking your question.  Please direct all comments or questions to the Chairman.  Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

5.	Personal grievances or claims are not appropriate subjects for the meeting.

6.

The Chairman in his sole discretion has authority to conduct the meeting and rule on any questions or procedures that may arise.  Voting results announced by the Inspector of Election at the meeting are preliminary.  Final results will be included in the summary of the results of the meeting included in the Corporation’s SEC filing.

CHASE MELLON SHAREHOLDER SERVICE 520 PIKE STREET SUITE 1220 SEATTLE, WA 98101	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Oregon Steel Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Oregon Steel Mills, Inc., c/o ADP, 51, Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	OREGO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OREGON STEEL MILLS, INC.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 1.

1.	Election of Class C Directors:			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	01	James E. Declusin
	02	Carl W. Neun		☐	☐	☐
	03	Frank M. Walker

Please mark here for Address Change or Comments			☐

Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. When shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OREGON STEEL MILLS, INC.

Annual Meeting - April 27, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints James E. Declusin and L. Ray Adams, and each of them, Proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. on April 27, 2006, and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the item on the reverse side.

          THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: _________________________________________________________________________

_________________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be signed on reverse)